Third Quarter 2021 Financial Results November 3, 2021

2 © 2021 Infinera. All rights reserved. Safe Harbor Forward-Looking Statements This presentation contains forward-looking statements, including those related to Infinera’s expectations regarding its business model and strategy, market opportunities and trends, competition, and customers; expectations regarding supply chain challenges and ongoing COVID-19 pandemic impacts; and Infinera's financial outlook for the fourth quarter of 2021. All statements other than statements of historical fact could be deemed forward looking, including, but not limited to, statements made about future market, financial and operating performance; statements regarding future products or technology, as well as the timing to market of any such products or technology; any statements about historical results that may suggest trends for Infinera’s business; and any statements of assumptions underlying any of the items mentioned. These forward-looking statements are based on estimates and information available to Infinera at the time of this presentation and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include supply chain issues, including delays, shortages and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; delays in the development, introduction or acceptance of new products or updates to existing products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; aggressive business tactics by Infinera’s competitors; the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; Infinera’s ability to identify, attract and retain qualified personnel; the effects of customer and supplier consolidation; Infinera’s ability to respond to rapid technological changes; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; risks and compliance obligations relating to Infinera’s international operations as well as actions by the U.S. or foreign governments; the impacts of foreign currency fluctuations; Infinera's ability to service its debt obligations and pursue its strategic plan; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; events that are outside of Infinera’s control, such as natural disasters, terrorist attacks or other catastrophic events that could harm Infinera’s operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Annual Report on Form 10-K for the year ended on December 26, 2020 as filed with the SEC on March 3, 2021, and its Quarterly Report on Form 10-Q for the quarter ended on June 26, 2021 as filed with the SEC on August 3, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements. This presentation includes certain non-GAAP financial measures such as non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non- GAAP diluted EPS and free cash flow. We present non-GAAP financial measures in addition to, and not as a substitute for, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. In addition, the non-GAAP measures we use, as presented, may not be comparable to similar measures used by other companies. See the slide in this presentation for reconciliations to the most comparable GAAP financial measures.

Q3'21 Key Highlights







GROWTH & PROFITABILITY

REVENUE*
$357M
4.6% YoY

GM*
38%
280 bps YoY

OM*
2.4%
20 bps YoY

ADVANCING KEY SOLUTIONS

OPEN OPTICAL
STRONG YoY GROWTH IN COMPACT MODULAR, OPEN LINE SYSTEMS, 600G

METRO
CONTINUED MOMENTUM WITH GX, STRENGTH IN XTM

ICE6 (800G)
25 PO's TO-DATE, ROBUST PIPELINE, RAMPING PRODUCTION AND REVENUE

OPERATIONAL EFFICIENCY

CASH
& Restricted Cash
$216M

CASH FLOW FROM OPERATIONS
$(13)M

USED CASH TO BUILD UP INVENTORY BY $15M AS WE CONTINUE TO NAVIGATE THE INDUSTRY-WIDE SUPPLY CHAIN CHALLENGES

Revenue, Gross Margin and Operating Margin are non-GAAP measures. See reconciliation of GAAP to non-GAAP on the last page of this slide deck.

Infinera

© 2021 Infinera. All rights reserved.

3

4 © 2021 Infinera. All rights reserved. Non-GAAP Q3’21 Comparison to Prior Periods * See reconciliation of GAAP to non-GAAP on the last page of this slide deck. NON-GAAP* (in $ Millions except EPS) REVENUE Growth % GROSS MARGIN % OPEX OPERATING MARGIN % DILUTED EPS $356.8 38.0% $127.1 2.4% ($0.01) Q3’21 $341.2 35.2% $112.6 2.2% ($0.01) Q3’20 $339.2 37.7% $125.2 0.8% ($0.03) Q2’21 $15.6 4.6% 280 bps $14.5 20 bps $0.00 Q3’21 vs. Q3’20 $17.6 5.2% 30 bps $1.9 160 bps $0.02 Q3’21 vs. Q2’21 Growth % 12.9%1.5% REVENUE Broad-based strength, especially in EMEA, APAC and at ICPs GROSS MARGIN Ramp of ICE6, favorable product mix (line systems push-out) OPERATING EXPENSES Investing in R&D CASH FLOW FROM OPERATIONS Improved operating profit, offset by investment (cash use) in inventory KEY DRIVERS: YEAR-OVER-YEAR QoQ YoY

Revenue by Region & by Vertical

By Region ($M)	Q1'20		Q2'20		Q3'20		Q4'20		FY'20		Q1'21		Q2'21		Q3'21		Q3'21 vs Q2'21		Q3'21 vs Q3'20	
	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev
United States	170.5	52%	166.2	50%	167.0	49%	126.6	36%	630.4	47%	157.6	48%	175.2	52%	163.6	46%	-11.6	-7%	-3.5	-2%
Other Americas	19.7	6%	25.8	8%	27.5	8%	26.1	7%	99.2	7%	19.5	6%	29.6	9%	28.9	8%	-0.7	-2%	1.4	5%
Europe, Middle East and Africa	88.6	27%	97.2	29%	101.3	30%	137.3	39%	424.4	31%	114.9	35%	94.3	28%	114.8	32%	20.5	22%	13.5	13%
Asia Pacific	51.5	16%	42.4	13%	44.3	13%	63.4	18%	201.6	15%	38.8	12%	39.2	12%	48.5	14%	9.3	24%	4.2	10%
Grand Total	**330.3**	**100%**	**331.6**	**100%**	**340.2**	**100%**	**353.5**	**100%**	**1,355.6**	**100%**	**330.9**	**100%**	**338.2**	**100%**	**355.8**	**100%**	**17.6**	**5%**	**15.6**	**5%**

By Channel ($M)	Q1'20		Q2'20		Q3'20		Q4'20		FY'20		Q1'21		Q2'21		Q3'21		Q3'21 vs Q2'21		Q3'21 vs Q3'20	
	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev
Direct	244.4	74%	268.3	81%	269.7	79%	257.6	73%	1,040.0	77%	271.3	82%	265.0	78%	259.3	73%	-5.7	-2%	-10.3	-4%
Indirect	85.9	26%	63.3	19%	70.6	21%	95.9	27%	315.6	23%	59.6	18%	73.2	22%	96.5	27%	23.3	32%	25.9	37%
Grand Total	**330.3**	**100%**	**331.6**	**100%**	**340.2**	**100%**	**353.5**	**100%**	**1,355.6**	**100%**	**330.9**	**100%**	**338.2**	**100%**	**355.8**	**100%**	**17.6**	**5%**	**15.6**	**5%**

Vertical ($M)	Q1'20		Q2'20		Q3'20		Q4'20		FY'20		Q1'21		Q2'21		Q3'21		Q3'21 vs Q2'21		Q3'21 vs Q3'20	
	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev	Revenue	% Rev
Tier 1	155.0	47%	133.0	40%	162.6	48%	121.5	34%	572.1	42%	133.1	40%	126.5	37%	123.3	35%	-3.1	-2%	-39.3	-24%
Other Service Provider	109.4	33%	144.1	43%	126.3	37%	161.6	46%	541.5	40%	124.1	38%	142.0	42%	137.2	39%	-4.9	-3%	10.9	9%
ICP	53.7	16%	30.3	9%	37.6	11%	54.6	15%	176.2	13%	43.8	13%	48.8	14%	69.9	20%	21.2	43%	32.4	86%
Cable	12.2	4%	24.1	7%	13.8	4%	15.7	4%	65.8	5%	30.0	9%	20.9	6%	25.4	7%	4.4	21%	11.6	84%
Grand Total	**330.3**	**100%**	**331.6**	**100%**	**340.2**	**100%**	**353.5**	**100%**	**1,355.6**	**100%**	**330.9**	**100%**	**338.2**	**100%**	**355.8**	**100%**	**17.6**	**5%**	**15.6**	**5%**

GAAP revenue in $ millions; may not add to 100% due to rounding

Infinera

© 2021 Infinera. All rights reserved.

5

6 © 2021 Infinera. All rights reserved. 4 Key Market Drivers CREATING INSERTION OPPORTUNITIES COHERENT TO THE EDGE Source: Cisco VNI Ex ab yt es p er M o n th 400G 350G 300G 250G 200G 150G 100G 50G 0G 2017 2018 2019 2020 2021 2022 30% CAGR DRIVEN BY EDGE EVOLUTION 5G DAA CLOUD SERVICES EDGE COMPUTE RELENTLESS DEMAND FOR CAPACITY COHERENT TO THE EDGE COREEDGE COHERENT 5G INCREASING MARKET FOR COHERENT COHERENT TO THE EDGE FEWER CAPABLE SUPPLIERS GEOPOLITICAL DYNAMICS COMPETITIVE DISRUPTION SHIFT TO OPEN OPERATIONAL SIMPLICITY ACCELERATED INNOVATION COHERENT TO THE EDGE 5G OPEN LINE SYSTEMS XPONDERS Edge going to 100G Metro going to 400G Core going to 800G 1 2 3 4

Company Strategy

LEAD THE MARKET TO OPEN

CORE ➡ 800G	LEADING PERFORMANCE MAJOR GROWTH CYCLE
METRO ➡ 400G	VERTICALLY INTEGRATED MODULAR SOLUTIONS
EDGE ➡ 100G	DISRUPT WITH POINT-TO-MULTIPOINT PLUGGABLES

OPEN OPTICAL PLATFORMS

GAIN SHARE AND DRIVE SCALE

- LONG-HAUL, SUBSEA, METRO CORE
  - → 800G insertion w/ ICE6
- METRO AND AGGREGATION
  - → 400G w/ GX, XTM
  - → Competitive Displacements
- CREATE NEW $1-2B MARKET
  - → Point-to-Multipoint Optics (XR)
- INCREASE WALLET SHARE WITH TOP 50 NETWORK OPERATORS

EXECUTE FOR SHAREHOLDER VALUE

- ACHIEVE TARGET BUSINESS MODEL BY 2023
- CAPITAL STRUCTURE IMPROVEMENT

2023 TARGET BUSINESS MODEL	8-12% TOP-LINE GROWTH	~60% VERTICAL INTEGRATION	Mid-40s GROSS MARGIN	Double-digit OPERATING MARGIN

All metrics are non-GAAP and exclude acquisition-related deferred revenue adjustments, stock-based compensation, amortization of intangible assets, and restructuring charges. The Company is unable to provide a reconciliation to the most directly comparable GAAP measures, as it is unable, without unreasonable efforts, to calculate such excluded items, which could have a significant impact on the GAAP measures.

Infinera

© 2021 Infinera. All rights reserved.

7

8 © 2021 Infinera. All rights reserved. Q4’21 Non-GAAP Outlook 7 LONG-TERM PRIORITIES INVESTING IN DIFFERENTIATED TECHNOLOGIES CONTINUING TO DRIVE OPERATIONAL EFFICIENCIES ENHANCING SHAREHOLDER VALUE THROUGH GROWTH & PROFITABILITY POSITIONING TO EXPAND MARKET SHARE YoY comparisons reference the midpoint of Q4’21 outlook compared to Q4’20 actuals. See reconciliation of GAAP to non-GAAP on the last page of this slide deck. REVENUE $385 Million +/- $15M +8.6% YoY OPERATING MARGIN % 3% +/- 200 bps (360) bps GROSS MARGIN % 37% +/- 150 bps (60) bps OPEX $131 Million +/- $2M +19% YoY YoY YoY

9 © 2021 Infinera. All rights reserved. NOTES: 1. Totals may not add up due to rounding. 2. Q4’21 Outlook represents the midpoint of the expected ranges. 3. The foreign exchange (gains) losses adjustment commenced in Q1’21. In this table, Q1’20, Q2’20, Q3’20 and Q4’20 have also been adjusted for comparability. 4. Non-GAAP metrics are reconciled to the most directly comparable GAAP financial metric. 5. We define free cash flow as net cash provided by operating activities in the period minus the purchase of property and equipment, net made in the period. 6. For a complete reconciliation of other period results, see prior quarterly earnings releases. GAAP to Non-GAAP and Free Cash Flow Reconciliation Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Press Release Actual Actual Actual Actual Actual Actual Actual Outlook Guidance Reconciliation of Revenue: U.S. GAAP as reported 330.3$ 331.6$ 340.2$ 353.5$ 330.9$ 338.2$ 355.8$ 384.0$ $384M +/- $15M Acquisition-related deferred revenue adjustment 1.1$ 1.0$ 1.0$ 0.9$ 1.0$ 1.0$ 1.0$ 1.0$ Non-GAAP as adjusted 331.4$ 332.6$ 341.2$ 354.4$ 331.9$ 339.2$ 356.8$ 385.0$ $385M +/- $15M Reconciliation of Gross Margin: U.S. GAAP as reported 23.3% 29.4% 31.8% 35.7% 35.4% 35.6% 33.2% 35.0% 35.0% +/- 1.5% Acquisition-related deferred revenue adjustment 0.3% 0.3% 0.3% 0.2% 0.3% 0.3% 0.3% 0.3% Stock-based compensation expense 0.6% 0.6% 0.5% 0.5% 0.5% 0.6% 0.5% 0.4% Amortization of acquired intangible assets 2.6% 2.6% 2.1% 1.2% 1.3% 1.3% 1.3% 1.2% Acquisition and integration costs 0.3% 0.2% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Restructuring and related costs 0.4% 0.5% 0.4% 0.0% 0.1% -0.1% 0.4% 0.1% Inventory related charges 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 2.3% 0.0% COVID-19 related costs 0.9% 0.1% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Non-GAAP as adjusted 28.3% 33.8% 35.2% 37.6% 37.6% 37.7% 38.0% 37.0% 37.0% +/- 1.5% Reconciliation of Operating Expenses: U.S. GAAP as reported 153.8$ 142.0$ 135.2$ 132.9$ 140.1$ 143.6$ 149.1$ 154.0$ $154M +/-$2M Stock-based compensation expense (9.6)$ (10.7)$ (10.2)$ (11.2)$ (9.2)$ (11.8)$ (11.7)$ (11.5)$ Amortization of acquired intangible assets (4.6)$ (4.6)$ (4.7)$ (4.7)$ (4.4)$ (4.4)$ (4.4)$ (4.4)$ Acquisition and integration costs (9.2)$ (3.3)$ (1.0)$ 0.3$ (0.6)$ -$ -$ -$ Restructuring and related costs (5.6)$ (5.1)$ (6.7)$ (7.2)$ (2.3)$ 0.7$ (6.5)$ (7.1)$ Litigation charges -$ -$ -$ -$ -$ (2.9)$ 0.6$ -$ Non-GAAP as adjusted 124.9$ 118.3$ 112.6$ 110.0$ 123.6$ 125.2$ 127.1$ 131.0$ $131M +/- $2M Reconciliation of Income/(Loss) from Operations U.S. GAAP as reported -23.3% -13.5% -7.9% -1.9% -7.0% -6.9% -8.7% -5.1% (5.1)% +/- 2% Acquisition-related deferred revenue adjustment 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% Stock-based compensation expense 3.5% 3.9% 3.5% 3.6% 3.3% 4.1% 3.9% 3.5% Amortization of acquired intangible assets 4.0% 4.0% 3.5% 2.6% 2.7% 2.7% 2.5% 2.3% Acquisition and integration costs 3.1% 1.2% 0.3% -0.1% 0.2% 0.0% 0.0% 0.0% Restructuring and related costs 2.0% 2.0% 2.4% 2.0% 0.9% -0.3% 2.3% 2.0% Inventory related charges 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 2.3% 0.0% COVID-19 related costs 0.9% 0.2% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Litigation charges 0.0% 0.0% 0.0% 0.0% 0.0% 0.9% -0.2% 0.0% Non-GAAP as adjusted -9.4% -1.8% 2.2% 6.6% 0.4% 0.8% 2.4% 3.0% 3.0% +/- 2% Reconciliation of Net Income/(Loss) per Common Share U.S. GAAP as reported (0.55)$ (0.33)$ (0.19)$ (0.05)$ (0.24)$ (0.17)$ (0.26)$ Acquisition-related deferred revenue adjustment 0.01$ 0.01$ 0.01$ 0.00$ 0.00$ 0.00$ 0.00$ Stock-based compensation expense 0.06$ 0.07$ 0.06$ 0.06$ 0.05$ 0.07$ 0.07$ Amortization of acquired intangible assets 0.07$ 0.07$ 0.06$ 0.05$ 0.04$ 0.04$ 0.04$ Acquisition and integration costs 0.06$ 0.02$ 0.01$ (0.00)$ 0.00$ -$ -$ Restructuring and related costs 0.04$ 0.04$ 0.04$ 0.04$ 0.01$ (0.00)$ 0.04$ Inventory related charges -$ -$ -$ -$ -$ -$ 0.04$ COVID-19 related costs 0.02$ 0.00$ -$ -$ -$ -$ -$ Amortization of debt discount on Infinera's convertible senior notes 0.03$ 0.04$ 0.04$ 0.03$ 0.03$ 0.04$ 0.04$ Litigation charges -$ -$ -$ -$ -$ 0.01$ (0.00)$ Foreign exchange (gains) losses, net 0.07$ 0.01$ (0.03)$ (0.05)$ 0.06$ (0.02)$ 0.02$ Income tax effects (0.01)$ (0.01)$ (0.01)$ (0.00)$ (0.00)$ (0.00)$ (0.00)$ Non-GAAP as adjusted (0.20)$ (0.08)$ (0.01)$ 0.08$ (0.03)$ (0.03)$ (0.01)$ Reconciliation of Free Cash Flow U.S. GAAP: Net cash provided by (used in) operating activities (91.5)$ (36.6)$ (36.5)$ 52.2$ 18.6$ 21.3$ (13.2)$ Purchase of property and equipment, net (8.5)$ (10.5)$ (8.1)$ (11.9)$ (11.7)$ (14.1)$ (6.5)$ Free Cash Flow (100.0)$ (47.1)$ (44.6)$ 40.4$ 6.9$ 7.2$ (19.7)$

Thank You